PROXY


                              SUGARLAND BANCSHARES, INC.
                           SPECIAL MEETING OF SHAREHOLDERS
                               _________________, 1995


             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


               The undersigned hereby constitutes and appoints J. Bryan Allain, D.J. Tranchina and Bennet S. Koren, or any of them, the proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of Common Stock of Sugarland Bancshares, Inc. (the "Company"), that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held on ________________, 1995, and any adjournment thereof.

          1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of December 28, 1994, and related merger agreement (collectively, the "Plan"), pursuant to which, among other things: (a) the Company will be merged into MidSouth Bancorp, Inc. ("MidSouth") (the "Holding Company Merger"), (b) Sugarland State Bank (the "Bank"), the subsidiary of the Company, will be merged into MidSouth National Bank, the wholly-owned subsidiary of MidSouth and (c) on the effective date of the Holding Company Merger, each outstanding share of common stock of the Company will be converted into MidSouth Series A Cumulative Convertible Preferred Stock as determined in accordance with the Plan.


                 FOR                 AGAINST                        ABSTAIN


          2. In their discretion, to vote upon such other business as may properly come before the Special Meeting or any adjournment thereof.

          THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 SET FORTH HEREIN.

                                    [REVERSE SIDE]

               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE TO: Sugarland Bancshares, Inc., 1527
          W. Main Street, Jeanerette, Louisiana  70544,  Attention:  Ronald
          R. Hebert, Sr., Secretary.

               Please sign exactly as the name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by authorized persons.



                                               Dated: ____________________




                                               ___________________________
                Insert Mailing Label           Signature of Shareholder


                                               ___________________________
                                               Signature (if jointly owned)